Exhibit 99.1
Sensient Technologies Corporation
777 East Wisconsin Avenue
Milwaukee, WI 53202
www.sensient.com
News Release

Contact:	Kim Chase
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended March 31, 2017

MILWAUKEE—April 25, 2017 — Sensient Technologies Corporation (NYSE: SXT) reported earnings per share from continuing operations of 30 cents in the first quarter of 2017 compared to 69 cents in last year’s first quarter.  Revenue was $341.4 million in this year’s first quarter compared to $342.5 million in the comparable period last year.  Operating income was $24.0 million in the first quarter of 2017 and $47.5 million in last year’s first quarter.  Foreign currency translation reduced revenue, operating income, and earnings per share each by approximately 1% in the first quarter.

The reported results include restructuring and other costs, which are described in more detail under “Reconciliation of Non-GAAP Amounts” below.  Restructuring and other costs reduced operating income by $31.3 million, or 53 cents per share, in this year’s first quarter and $3.3 million, or six cents per share, in the first quarter of 2016.  The restructuring and other costs incurred in this year’s first quarter principally relate to non-cash losses from the divestitures of a European savory ingredient facility and certain related business lines, and the Company’s European Natural Ingredients business, which primarily sells dehydrated vegetables.

The adjusted results, discussed below, eliminate the impact of restructuring and other costs and enhance the overall understanding of the Company’s performance when viewed together with our GAAP results.  Refer to “Reconciliation of Non-GAAP Amounts” below.  Sensient’s adjusted earnings per share increased approximately 9% to 82 cents in this year’s first quarter, compared to 75 cents in the first quarter of 2016.  Adjusted operating income increased approximately 9% in the first quarter, to $55.3 million from $50.9 million in last year’s first quarter.  Foreign currency translation reduced both adjusted operating income and adjusted earnings per share by approximately 1%.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2017 April 25, 2017	Page 2

Cash provided by operating activities was $37.6 million in this year’s first quarter and $46.2 million in the first quarter of 2016.  Cash flow in this year’s first quarter was impacted by a smaller inventory reduction in the U.S. Natural Ingredients business and higher incentive payments compared to cash flow in last year’s first quarter.  The Company repurchased approximately 155,000 shares of its common stock in the quarter.

“The Company had a very good first quarter,” said Paul Manning, Chairman, President and CEO of Sensient Technologies Corporation.  “The Color Group continues to deliver strong results, led by the Cosmetics and Food Colors businesses.  The Flavors and Fragrances Group delivered solid operating income growth and improved its operating margin by 150 basis points.  The first quarter results were in line with my expectations, and I remain optimistic about the Company’s future.”

BUSINESS REVIEW

The Color Group reported revenue of $134.1 million in the quarter and $126.5 million in last year’s first quarter, an increase of 6.0%.  Operating income increased 7.5% to $30.2 million in the quarter.  Foreign currency reduced revenue by approximately 1%, and operating income by approximately 2%, in the quarter.  The Group’s first quarter results were driven by the Cosmetics and Food Color businesses, which delivered strong revenue and profit growth in the quarter.  In addition, the Pharma and Inks businesses each delivered solid profit growth in the first quarter.

The Flavors & Fragrances Group reported revenue of $186.9 million and $198.5 million in the first quarters of 2017 and 2016, respectively.  Operating income increased approximately 4% to $28.8 million, from $27.6 million in last year’s first quarter.  The Flavors & Fragrances Group’s operating margin increased 150 basis points to 15.4% in the quarter, which is the fourth consecutive quarter that the Group has improved its year-over-year operating margin by at least 100 basis points.  Many of the Group’s business units reported solid operating income growth in the quarter, with several of the businesses achieving double-digit profit growth.  Foreign currency translation reduced revenue and operating income by approximately 2% and 1%, respectively, in the quarter.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2017 April 25, 2017	Page 3

The Asia Pacific Group reported revenue of $29.6 million and $28.2 million in the first quarters of 2017 and 2016, respectively.  Operating income was $5.2 million in the quarter, off approximately 8% from last year’s first quarter result of $5.6 million.  The lower operating income was primarily a result of order timing and product mix.  The Group expects volumes and mix to normalize over the rest of the year.  Foreign currency translation increased both revenue and operating income by approximately 1% in the quarter.

Corporate & Other, which includes the restructuring and other costs, reported operating costs of $40.1 million in this year’s first quarter and $13.8 million in the first quarter of 2016.  The higher Corporate & Other costs in this year’s first quarter are attributable to higher restructuring and other costs, which principally relate to the non-cash losses from the divestitures of a European savory ingredient facility and the Company’s European Natural Ingredients business.  Both transactions were completed in the first quarter.

2017 OUTLOOK

Sensient has updated its guidance for 2017 earnings per share from continuing operations to be between $2.54 and $2.64, which includes an estimated 81 cents of restructuring and other costs.  The restructuring and other costs are primarily non-cash charges related to divestitures.  The Company’s previous guidance had been between $2.76 and $2.86, which included 59 cents of restructuring and other costs.

The Company is maintaining its previous guidance for adjusted earnings per share, which excludes restructuring and other costs, to be within the range of $3.35 to $3.45.  Refer to “Reconciliation of Non-GAAP Amounts” below for a description of restructuring and other costs excluded from the adjusted results.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2017 April 25, 2017	Page 4

CONFERENCE CALL

The Company will host a conference call to discuss its 2017 first quarter financial results at 10:00 a.m. CDT on Wednesday, April 26, 2017.  To participate in the conference call, please contact InterCall Teleconferencing at (888) 818-9025 and refer to conference identification number 5952001.  A webcast of the conference call will be available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay will be available beginning at 1:00 p.m. CDT on April 26, 2017, through midnight on May 3, 2017, by calling (404) 537-3406 and referring to conference identification number 5952001.  A transcript of the call will be posted on the Company’s web site at www.sensient.com after the call concludes.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company's ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these risks can be found in our most recent Annual Report on Form 10-K and subsequent reports that we file with the SEC.

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Sensient Technologies Corporation Earnings Release – Quarter Ended March 31, 2017 April 25, 2017	Page 5

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts)	Page 6

Consolidated Statements of Earnings	Three Months Ended March 31,
	2017	2016	% Change

Revenue	$341,397	$342,468	-0.3%

Cost of products sold	220,452	226,625	-2.7%
Selling and administrative expenses	96,908	68,324	41.8%

Operating income	24,037	47,519	-49.4%
Interest expense	4,811	4,800

Earnings before income taxes	19,226	42,719
Income taxes	6,034	11,526

Earnings from continuing operations	13,192	31,193
Loss from discontinued operations, net of tax	-	(22)
Net earnings	$13,192	$31,171	-57.7%

Earnings per share of common stock:
Basic:
Continuing operations	$0.30	$0.70
Discontinued operations	-	-
Earnings per share of common stock	$0.30	$0.70

Diluted:
Continuing operations	$0.30	$0.69
Discontinued operations	-	-
Earnings per share of common stock	$0.30	$0.69

Average common shares outstanding:
Basic	44,202	44,718
Diluted	44,479	44,981

Reconciliation of Non-GAAP Amounts

The Company's results from continuing operations for the three months ended March 31, 2017, include pre-tax restructuring and other costs of $31.3 million ($23.4 million after-tax or $0.53 per share). The restructuring costs relate to eliminating underperforming operations, consolidating manufacturing facilities and improving efficiencies within the Company.  The other costs in 2017 relate to the completed sale of a facility and certain related business lines within the Flavors & Fragrances segment in Strasbourg, France. The Company's results from continuing operations for the three months ended March 31, 2016, include pre-tax restructuring and other costs of $3.3 million ($2.5 million after-tax or $0.06 per share).

	Three Months Ended March 31,
	2017	2016	% Change
Operating income from continuing operations (GAAP)	$24,037	$47,519	-49.4%
Restructuring - Cost of products sold	342	644
Restructuring - Selling and administrative	19,870	2,698
Other - Selling and administrative	11,047	-
Adjusted operating income	$55,296	$50,861	8.7%

Net earnings from continuing operations (GAAP)	$13,192	$31,193	-57.7%
Restructuring and other, before tax	31,259	3,342
Tax impact of restructuring and other	(7,827)	(862)
Adjusted net earnings	$36,624	$33,673	8.8%

Diluted EPS from continuing operations (GAAP)	$0.30	$0.69	-56.5%
Restructuring and other, net of tax	0.53	0.06
Adjusted diluted EPS	$0.82	$0.75	9.3%

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Note: Earnings per share calculations may not foot due to rounding differences.

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Sensient Technologies Corporation (In thousands, except per share amounts)	Page 7

Results by Segment	Three Months Ended March 31,
Revenue	2017	2016	% Change

Flavors & Fragrances	$186,875	$198,484	-5.8%
Color	134,066	126,482	6.0%
Asia Pacific	29,636	28,207	5.1%
Intersegment elimination	(9,180)	(10,705)

Consolidated	$341,397	$342,468	-0.3%

Operating Income

Flavors & Fragrances	$28,770	$27,647	4.1%
Color	30,217	28,116	7.5%
Asia Pacific	5,150	5,596	-8.0%
Corporate & Other	(40,100)	(13,840)

Consolidated	$24,037	$47,519	-49.4%

The Company’s reportable segments consist of the Flavors & Fragrances, Color, and Asia Pacific segments. Beginning in the first quarter of 2017, the results of operations for certain of the cosmetic and fragrance businesses in the Asia Pacific segment, are now reported in the Color segment and Flavors & Fragrances segment, respectively. The results for 2016 have been restated to reflect these changes. The 2017 and 2016 restructuring and other costs related to continuing operations are reported in Corporate & Other.

Consolidated Condensed Balance Sheets March 31,	2017	2016

Cash and cash equivalents	$29,109	$24,703
Trade accounts receivable, net	202,343	252,328
Inventories	410,067	403,849
Other current assets	58,210	72,983
Total Current Assets	699,729	753,863

Goodwill & intangible assets (net)	395,806	415,330
Property, plant, and equipment (net)	478,582	477,975
Other assets	77,085	95,809

Total Assets	$1,651,202	$1,742,977

Trade accounts payable	$81,260	$94,339
Short-term debt	20,281	21,035
Other current liabilities	89,543	98,458
Total Current Liabilities	191,084	213,832

Long-term debt	572,200	629,891
Accrued employee and retiree benefits	20,430	19,903
Other liabilities	17,653	11,884
Shareholders' Equity	849,835	867,467

Total Liabilities and Shareholders' Equity	$1,651,202	$1,742,977

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Sensient Technologies Corporation (In thousands, except per share amounts)	Page 8

Consolidated Statements of Cash Flows Three Months Ended March 31,	2017	2016

Cash flows from operating activities:
Net earnings	$13,192	$31,171
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	12,141	11,612
Stock-based compensation	1,930	2,018
Net loss on assets	386	458
Loss on divestiture of businesses	31,882	-
Deferred income taxes	2,202	(1,349)
Changes in operating assets and liabilities	(24,167)	2,263

Net cash provided by operating activities	37,566	46,173

Cash flows from investing activities:
Acquisition of property, plant and equipment	(10,069)	(14,120)
Proceeds from sale of assets	105	37
Proceeds from divestiture of businesses	12,457	-
Other investing activity	(63)	(18)

Net cash provided by (used in) investing activities	2,430	(14,101)

Cash flows from financing activities:
Proceeds from additional borrowings	5,657	95,562
Debt payments	(19,350)	(87,284)
Purchase of treasury stock	(12,365)	(17,920)
Dividends paid	(13,306)	(12,163)
Other financing activity	(477)	161

Net cash used in financing activities	(39,841)	(21,644)

Effect of exchange rate changes on cash and cash equivalents	3,089	2,278

Net increase in cash and cash equivalents	3,244	12,706
Cash and cash equivalents at beginning of period	25,865	11,997
Cash and cash equivalents at end of period	$29,109	$24,703

Supplemental Information Three Months Ended March 31,	2017	2016

Dividends paid per share	$0.30	$0.27